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                                   EXHIBIT 21
                                  SUBSIDIARIES

The following table sets forth all of National City Corporation's direct or indirect subsidiaries, as of December 31, 1994.

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                                                                                         State or
                                                                                       Jurisdiction
                                                                                      Under the Law
                                                         % of Voting                     of which
                                                      Securities Owned                  Organized
                                                      ----------------                --------------
SUBSIDIARIES OF NATIONAL CITY CORPORATION:
Buckeye Service Corporation                                 100%                       Ohio
Circle Equity Leasing Corproation of Michigan               100%                       Michigan
Circle Leasing Corporation                                  100%                       Indiana
Cortland Bancorp                                              7.15%                    Ohio
Gem America Realty and Investment Corporaton                100%                       Ohio
Madison Bank & Trust Company                                100%                       Indiana
Merchants Capital Management, Inc.                          100%                       Indiana
Merchants Mortgage Corporation                              100%                       Indiana
Merchants Service Corporation                               100%                       Indiana
Money Station, Inc.                                         100%                       Ohio
Mortgage Company of Indiana, Inc.                           100%                       Indiana
National Asset Management Corporation                       100%                       Kentucky
National City Bank                                          100%                       United States
National City Bank, Ashland                                  99.5%                     United States
National City Bank, Columbus                                100%                       United States
National City Bank, Dayton                                  100%                       United States
National City Bank, Indiana                                 100%                       United States
National City Bank, Kentucky                                100%                       United States
National City Bank, Northeast                               100%                       United States
National City Bank, Northwest                               100%                       United States
National City Bank, Southern Indiana                        100%                       United States
National City Capital Corporation                           100%                       Delaware
National City Community Development Corporation             100%                       Ohio
National City Credit Corporation                            100%                       Ohio
National City Financial Corporation                         100%                       Ohio
National City Holding Company                               100%                       Delaware
National City Investments Capital, Inc.                     100%                       Indiana
National City Life Insurance Co.                            100%                       Arizona
National City Mortgage Company                              100%                       Ohio
National City Processing Company                            100%                       Kentucky
National City Trust Company                                 100%                       United States
National City Venture Corporation                           100%                       Delaware
NC Acquisition, Inc.                                        100%                       Delaware
NCC Services, Inc. (pending merger)                         100%                       Ohio
Ohio National Corporation of Columbus                       100%                       Ohio
Second Premises Corporation                                 100%                       Kentucky

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EXHIBIT (22)--SUBSIDIARIES
Page 2 (Continued)


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
SUBSIDIARIES OF NATIONAL CITY BANK:
Capstone Realty, Inc.                                       100%                              Ohio
National City Investments Corporation                       100%                              Kentucky

SUBSIDIARY OF NATIONAL CITY BANK, NORTHEAST:
AKREO Service Corporation                                   100%                              Ohio

SUBSIDIARIES OF NATIONAL CITY BANK, COLUMBUS:
Buckeye Capital Corp. I (dissolution pending)               100%                              Delaware
Scott Street Properties, Inc.                               100%                              Ohio

SUBSIDIARIES OF NATIONAL CITY BANK, KENTUCKY:
Churchill Insurance Agency, Inc.                            100%                              Kentucky
First National Broadway Corp.                               100%                              Kentucky
First Premises Corporation                                  100%                              Kentucky
FNB Service Corporation                                     100%                              Kentucky
National Capital Properties, Inc.                           100%                              Kentucky
National City Leasing Corporation                           100%                              Kentucky
NCBK Holdings, Inc.                                         100%                              Delaware

SUBSIDIARIES OF NATIONAL CITY PROCESSING COMPANY:
B&L Consultants, Inc.                                       100%                              Massachusetts
NPC Check Cashing, Inc.                                     100%                              Delaware
NPC Internacional, S.A. de C.V.                             100%                              Mexico

SUBSIDIARY OF GEM AMERICA REALTY & INVESTMENT CORP.
Gem Financial Insurance Agency, Inc.                        100%                              Ohio

SUBSIDIARIES OF NATIONAL CITY BANK, INDIANA
Ash Realty Company, Inc.                                    100%                              Indiana
Bank Service Corporation of Indiana                          33 1/3%                          Indiana
MNB Financial Corporation                                   100%                              Indiana
MNB Trustee Co., (UK) Ltd.                                   50%*                             United Kingdom
Newcorp, Inc.                                               100%                              Indiana

SUBSIDIARY OF MADISON BANK & TRUST COMPANY:
National City Insurance Agency, Inc.                        100%                              Indiana

SUBSIDIARY OF CIRCLE LEASING CORPORATION:
Circle Acceptance Leasing Corporation                       100%                              Ohio

SUBSIDIARY OF MNB FINANCIAL CORPORATION:
Indiana Plaza Leasing, Inc.                                 100%                              New York

SUBSIDIARY OF ASH REALTY COMPANY, INC.:
Sterling Equities Corp.                                     100%                              Indiana

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*Additional 50% owned by National City Bank.

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